AMENDMENT NO. 1
to the
AMENDED AND RESTATED

CAL-MAINE FOODS, INC. 2012 OMNIBUS

LONG-TERM INCENTIVE PLAN

This Amendment No. 1, effective

March 25, 2025 (the “Amendment Date”),

amends the Amended
and Restated Cal-Maine

Foods, Inc. 2012

Omnibus Long-Term Incentive Plan (the

“Plan”), which Plan

was
adopted by the Board of Directors

(the “Board”) of Cal-Maine Foods, Inc.

(the “Company”) and approved
by

the

Company’s

stockholders

on

October

2,

2020.

Capitalized

terms

used

and

not

otherwise

defined
herein shall have the meanings ascribed thereto in the Plan.
ARTICLE I
AMENDMENTS
The Plan is hereby amended as follows as of the Amendment Date to designate the Compensation
Committee of the Board as the administrator of the Plan:
1.

Section 2.8 is amended and restated in its entirety as follows:
“2.8

“
Committee
” means

the Compensation

Committee of

the Board,

as further

described
in Article 3.”
2.

Section 3.1 is amended and restated in its entirety as follows:
“3.1 Committee Composition
. The Committee

shall administer the

Plan. The Committee
shall consist

of at

least two

or more

members of

the Board,

who shall

be appointed

by the
Board. In addition, each member of the Committee shall meet the following requirements:

(a)

Any listing standards prescribed

by the principal securities

market on which the
Company's equity securities are traded;

(b)

Such requirements

as the

Securities and

Exchange Commission

may establish
for administrators acting under plans in order for

awards under such plans to qualify for the
exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)

Any other requirements imposed by applicable law, regulations or rules.
ARTICLE II
GENERAL
Except as expressly set forth in Article I, this Amendment No. 1 does not by implication or otherwise alter,
modify, amend or in any

way affect any

of the other

terms, conditions, obligations,

covenants or agreements
contained in the Plan,

all of which are

ratified and affirmed in

all respects and

will continue in full

force and
effect.
* * * * * * *

I hereby certify

that the foregoing

Amendment No. 1

to Amended and

Restated Cal-Maine Foods,
Inc. 2012 Omnibus Long-Term

Incentive Plan was duly approved

by the Board of

Directors of Cal-Maine
Foods, Inc. on March 25, 2025.

Executed on this 25
th

day of March, 2025.

/s/ Max Bowman

Max P.

Bowman
Vice

President

–

Chief

Financial

Officer,

Treasurer,
and Secretary